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                                                                     EXHIBIT 2.2

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of February 2, 2000 by and among VA Linux Systems, Inc., a Delaware corporation ("Parent"), Andover.Net, Inc., a Delaware corporation (the "Company"), and the undersigned shareholder (the "Shareholder") of the Company.

                                    RECITALS

     A. Concurrently with the execution of this Agreement, Parent, Atlanta Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub") and, the Company have entered into an Agreement and Plan of
Reorganization dated as of February   , 2000 (the "Merger Agreement"), which
provides for the merger (the "Merger") of Sub with and into the Company.

     B. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth therein.

     C. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of shares of outstanding capital stock of the Company and other securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company, all as set forth on the signature page of this Agreement (collectively, the "Shares").

     D. In consideration of the execution of the Merger Agreement by Parent, Shareholder agrees to restrict the transfer or disposition of any of the Shares, or any other shares of capital stock of the Company acquired by Shareholder hereafter and prior to the Expiration Date (as defined in Section 1(a) hereof), and hereby agrees to vote the Shares and any other such shares of capital stock of the Company so as to facilitate the consummation of the Merger.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Agreement to Retain Shares.

     (a) Transfer and Encumbrance. Shareholder agrees, during the period beginning on the date hereof and ending on the Expiration Date (as defined below), not to transfer, sell, exchange, pledge or otherwise dispose of or encumber (collectively, "Transfer") any of the Shares or any New Shares (as defined in Section 1(b) hereof), or to discuss, negotiate, or make any offer or agreement relating thereto, other than to or with Parent, in each case without the prior written consent of Parent. Shareholder acknowledges that the intent of the foregoing sentence is to ensure that Parent retains the right under the Proxy (as defined in Section 4 hereof) to vote the Shares and any New Shares in accordance with the terms of the Proxy. As used herein, the term "Expiration Date" shall mean the termination of the Merger Agreement in accordance with its terms.

     (b) New Shares. Shareholder agrees that any shares of capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Shareholder which are convertible into, or exercisable or exchangeable for, shares of capital stock of the Company ("New Shares"), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Agreement to Vote Shares. Until the Expiration Date, at every meeting of shareholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of shareholders of the Company with respect to any of the following, Shareholder shall vote, to the extent not voted by the person(s) appointed under the Proxy
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(as defined in Section 3 hereof) the Shares and any New Shares (to the extent any such New Shares may be voted):

          (i) in favor of approval of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

          (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the Merger Agreement;

          (iii) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company with any party;
     (B) any sale, lease or transfer of any significant part of the assets of the Company; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company; (D) any material change in the capitalization of the Company or the Company's corporate structure; or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement with such powers, rights and obligations as are set forth in the Merger Agreement; and

          (iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any sale of assets, change of control, or acquisition of the Company by any other person, or any consolidation or merger of the Company with or into any other person.

     Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 2.

     3. Irrevocable Proxy. Subject to the terms hereof relating to the Expiration Date, concurrently with the execution of this Agreement, Shareholder hereby is delivering to Parent an irrevocable proxy in the form attached hereto as Exhibit A (the "Proxy"), which is irrevocable to the fullest extent permitted by applicable law, covering the total number of Shares and New Shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder as set forth therein.

     4. Representations, Warranties and Covenants of Shareholder. Shareholder represents, warrants and covenants to Parent as follows:

          (i) Shareholder is the beneficial owner of the Shares, with full power to vote or direct the voting of the Shares for and on behalf of all beneficial owners of the Shares.

          (ii) Except as set forth in any restricted stock purchase agreement(s) by and between the Company and the Shareholder, copies of which have been provided or made available to Parent, as of the date hereof the Shares are, and at all times up until the Expiration Date the Shares will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances.

          (iii) Shareholder does not beneficially own any shares of capital stock of the Company other than the Shares.

          (iv) Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement, the Proxy and that certain Company Affiliate Agreement by and between the Shareholder and Parent on even date herewith.

     5. Additional Documents. Shareholder and the Company hereby covenant and agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement and the Merger.
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     6. Consents and Waivers. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

     7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate if the Merger Agreement is terminated in accordance with its terms.

     8. Legending of Shares. If so requested by Parent, Shareholder agrees that the Shares and any New Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 1 hereof, Shareholder agrees that Shareholder will not Transfer the Shares or any New Shares without first having the aforementioned legend affixed to the certificates representing the Shares or any New Shares.

     9. Miscellaneous.

     (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other parties.

     (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

     (d) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

     (e) Specific Performance; Injunctive Relief. The parties acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

     (f) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

        If to Parent, to:

           VA Linux Systems, Inc.
           1382 Bordeaux Drive
           Sunnyvale, California 94089
           Attn: Chief Financial Officer
           Telephone No.: (408) 542-8600
           Facsimile No.: (408) 745-9152

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        With a copy to:

           Wilson Sonsini Goodrich & Rosati, P.C.
           650 Page Mill Road
           Palo Alto, California 94304
           Attn: Bruce M. McNamara, Esq.
           Telephone No.: (650) 493-9300
           Facsimile No.: (650) 493-6811

        If to Shareholder:

           To the address for notice set forth on the signature page hereof.

        With a copy to:

           Hutchins, Wheeler & Dittmar
           A Professional Corporation
           101 Federal Street
           Boston, Massachusetts 02110
           Attn: David P. Kreisler, Esq.
           Telephone No.: (617) 951-6600
           Facsimile No.: (617) 951-1295

     (g) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (h) Attorneys' Fees and Expenses. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by either party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     (i) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

     (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     (k) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

VA LINUX SYSTEMS, INC.                      SHAREHOLDER:

By:
-------------------------------------------------
                                            ------------------------------------
Name: Larry M. Augustin                     Signature
Title: President and Chief Executive Officer
                                            ------------------------------------
                                            Print Name

ANDOVER.NET, INC.                           ------------------------------------

                                            ------------------------------------
By:
-------------------------------------------------
                                            Address
Name: Bruce Twickler
Title: President and Chief Executive Officer

                                            Company Capital Stock:

                                            Common Stock:
  ------------------------------------------------------------------------------

                                            Company Options:
     ---------------------------------------------------------------------------

                      [SIGNATURE PAGE TO VOTING AGREEMENT]
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                                                                       EXHIBIT A
                               IRREVOCABLE PROXY

     The undersigned shareholder (the "Shareholder") of Atlanta, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints Larry Augustin and Todd Schull, each officers of VA Linux Systems, Inc., a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares"), in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of the Company as of the date of this Proxy are listed on the final page of this Proxy, along with the number(s) of the share certificate(s) which represent such Shares. Upon the undersigned's execution of this Proxy, any and all prior proxies given by each undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement dated as of February 2, 2000 by and among Parent, the Company and the Shareholder (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization dated as of February 2, 2000 (the "Merger Agreement"), by and among Parent, Atlanta Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub") and the Company. The Merger Agreement provides for the merger of Sub with and into the Company in accordance with its terms (the "Merger") and Shareholder is receiving a portion of the proceeds of the Merger. As used in this Irrevocable Proxy, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (ii) the termination of the Merger Agreement in accordance with its terms.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of shareholders of the Company and in every written consent in lieu of such meeting:

          (i) in favor of approval of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof;

          (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the Merger Agreement;

          (iii) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company with any party,
     (B) any sale, lease or transfer of any significant part of the assets of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company, (D) any material change in the capitalization of the Company or the Company's corporate structure, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement;

          (iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company, any reclassification or recapitalization of the capital stock of the

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     Company or any sale of assets, change of control, or acquisition of the
     Company by any other person, or any consolidation or merger of the Company with or into any other person.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (i), (ii), (iii) or (iv) above. The Shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

[remainder of page intentionally left blank; signature page follows immediately hereafter]

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     This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date (as defined in the Voting Agreement).

Dated: February   ,2000

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Print Name

                                          --------------------------------------

                                          --------------------------------------
                                          Address

                                          Company Capital Stock:

                                          Common Stock:
                                          --------------------------------------

                                          Company Options:
                                                    ----------------------------

                           [SIGNATURE PAGE TO PROXY]
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